Exhibit 99.1
Media Contact:
Ameresco: Leila Dillon, 508-661-2264, news@ameresco.com

Ameresco Secures $125 Million Financing from Nuveen to Support European Growth

Five-year facility provides dedicated capital for energy infrastructure projects and working capital across growing European markets, with capacity to expand to $225 million

FRAMINGHAM, MA – November 12, 2026 – Ameresco, Inc., (NYSE: AMRC), a leading energy infrastructure company delivering integrated solutions to create reliable power and modernize infrastructure, today announced that it has successfully secured a $125 million committed financing facility with Nuveen Energy Infrastructure Credit. The revolving facility includes the capacity to expand by up to an additional $100 million, providing Ameresco access to as much as $225 million in total financing capacity to support its growing European business.

The five-year facility, which matures in November 2031, is intended to provide dedicated capital to support energy infrastructure projects and working capital requirements across Ameresco’s operations in the United Kingdom and Europe. The financing is structured with limited recourse to Ameresco, Inc. and does not affect the Company’s senior secured corporate leverage ratios, supporting a more self-sustaining European capital structure. The facility will also provide flexibility to increase available capital as project activity and working capital requirements grow.

“We are pleased to be working with Nuveen again as a trusted financing partner,” said Josh Baribeau, Senior Vice President and Chief Investment Officer at Ameresco. “This facility gives our European business dedicated, long-term capital to support project execution and working-capital needs as we expand across the region. The scalable structure gives us the flexibility to add additional capacity as our European operations grow.”

“This facility gives us the capital to support the planned growth of our European business which has grown from $62 million in revenue in 2022 to $529 million in 2025, now representing approximately 25% of Ameresco’s revenues,” said George Sakellaris, Chairman and CEO of Ameresco. “Driving this growth has been the growing demand for renewable energy given increasing electricity demand and costs throughout Europe. We also see a significant opportunity for us to bring our battery energy storage (BESS) expertise to the European market, which is just beginning to utilize this technology. Our technology expertise and agnostic approach positions Ameresco to build out the energy infrastructure that European customers need.”

“We look forward to continuing our partnership with Ameresco and providing long-term capital solutions to support its growing European business,” said Don Dimitrievich, Portfolio Manager of Nuveen’s Energy Infrastructure Credit business. “Supporting energy infrastructure companies like Ameresco that advance the low-carbon transition and strengthen energy security is central to our strategy.”

About Ameresco, Inc.
Ameresco, Inc. (NYSE: AMRC) is a leading energy infrastructure company delivering integrated solutions to create reliable power and modernize infrastructure. The company’s Power Infrastructure business integrates energy resources across behind-the-meter and utility-scale systems. Its Buildings & Public Infrastructure business modernizes the built environment with smart, connected solutions that optimize performance and enhance resilience. Ameresco is a trusted full lifecycle partner, delivering over $15 billion in solutions and contracting over 5 GW of energy resources since its founding in 2000. Headquartered in Massachusetts, Ameresco serves public and private sector customers across North America and Europe. Learn more at www.ameresco.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Statements that do not relate to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained herein specifically include the expected use and benefits of the financing facility; the availability of, and Ameresco’s ability to access additional capacity under the facility; the growth of Ameresco’s European business and market opportunities in Europe; Ameresco’s financing plans; and other statements. The forward-looking statements included herein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to: (i) demand for our energy efficiency and infrastructure solutions and our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles and expand into new lines of business); (ii) the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; (iii) the timing of work we do on projects where we recognize revenue on a percentage of completion basis; (iv) the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; (v) the fiscal health of the government and the impact of any government shutdowns; (vi) our ability to complete and operate our projects on a profitable basis and as committed to our customers; (vii) our cash flows from operations and our ability to arrange financing to fund our operations and projects; (viii) our customers’ ability to finance their projects and credit risk from our customers; (ix) our ability to comply with covenants in our existing debt agreements; (x) the impact of macroeconomic challenges, weather related events and climate change; (xi) our reliance on third parties for our construction and installation work; (xii) availability and cost of labor and equipment; (xiii) global supply chain challenges, component shortages and inflationary pressures; (xiv) changes in federal, state and local government policies and programs related to our business; (xv) the ability of customers to cancel or defer contracts included in our backlog; (xvi) the output and performance of our energy plants and energy projects; (xvii) cybersecurity incidents and breaches; (xviii) regulatory and other risks inherent to constructing and operating energy assets; (xix) the effects of and ability to close our acquisitions and joint ventures; (xx) seasonality in construction and in demand for our products and services; (xxi) a customer’s decision to delay our work on, or other risks involved with, a particular project; (xxii) the addition of new customers or the loss of existing customers; (xxiii) market price of our Class A Common stock prevailing from time to time; (xxiv) the nature of other investment opportunities presented to our Company from time to time; (xxv) risks related to our international operation and international growth strategy; and (xxvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release.